November 30, 2006

Samuel T. Spadafora
C/O Chordiant Software, Inc.
20400 Stevens Creek Blvd.
Cupertino, CA 95014

Dear Sam:

This letter sets forth the terms of the separation agreement (the “Agreement”) that Chordiant Software, Inc. (the “Company”) is offering to you to aid in your employment transition.

1.  Separation Date. You hereby resign as Chairman and Chief Strategy Officer of the Company, as well as from any other offices or positions that you may hold with the Company, including your position on the Company’s Board of Directors, effective November 30, 2006 (the “Separation Date”), and the Company hereby accepts such resignations.

2.  Accrued Salary and Vacation Pay. On the Separation Date, the Company will pay you all accrued salary and all accrued and unused vacation (if any) earned by you through the Separation Date, less standard payroll deductions and withholdings. You are entitled to these payments by law.

3.  Severance Pay. Although the Company is not otherwise obligated to do so, if you sign and return this Agreement to the Company, allow the release contained herein to become effective, and comply with your obligations under this Agreement, the Company will pay you as severance the amount of one hundred twenty-five thousand dollars ($125,000.00)(the “Severance Amount”). The Severance Amount will be paid to you in a lump sum on or within ten (10) days after the Effective Date of this Agreement, as defined herein, and will be subject to standard payroll deductions and withholdings.

4.  Health Insurance. After the Separation Date, and to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish. You will be provided with a separate notice describing your rights and obligations under the applicable state and/or federal insurance laws. As an additional severance benefit, if you enter into this Agreement and timely elect continued coverage, then the Company will reimburse you for premium payments sufficient to continue your group health insurance coverage at the level in effect as of the Separation Date (including dependent coverage, if any) through May 30, 2009; provided, however, that your right to such payments shall cease on the date that you become eligible for group health insurance benefits through a new employer. You agree to promptly notify the Company’s Chief Executive Officer (“CEO”) in writing if you become eligible for group health insurance coverage through a new employer during the reimbursement period.

5.  Stock Options. Pursuant to the terms of your stock option agreements (the “Options”) and the governing plan documents, the shares subject to your Options will cease vesting as of the Separation Date. Further, the vesting of any restricted stock awards shall cease on the Separation Date. If you sign this Agreement, and allow the release contained herein to become effective, then as part of this Agreement, the Company will extend the post-termination exercise period applicable to the Options to the later of (i) the original expiration of the post-termination exercise period of the Options (as set forth in the applicable stock option agreements) or (ii) the last day of the 30-day period measured from the first day that the Options can be exercised in compliance with applicable securities laws (e.g., the 30th day following the date on which the Company’s Registration Statement on Form S-8 is “re-activated”), but in no event later than the expiration of the ten year term of the Options. Except as provided herein, the Options shall continued to be governed by the terms and conditions of your Options and the governing plan documents.

6.  No Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you have not earned and will not receive from the Company any additional compensation, severance, or benefits relating to or arising from your employment with the Company, after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account). You acknowledge that you are not owed any bonus, incentive compensation, or commissions, except as may be expressly provided herein. You further acknowledge and agree that you are not entitled to receive, and will not receive, any severance benefits or other compensation set forth in your employment offer letter dated April 24, 1998, as amended by letter agreement dated August 29, 2005 (the “Employment Agreement”). You further represent that you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which you have not already filed a claim.

7.  Expense Reimbursement. You agree that, within thirty (30) days after the Effective Date of this Agreement, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, for which you seek reimbursement. The Company will reimburse you for such expenses pursuant to its regular business practice.

8.  Publication. The Company will provide you with a copy of any written public announcement of your resignation that it intends to make prior to publication. Although you will be entitled to review the contents of any such announcement, the Company will have sole and final control over the contents of any such announcement.

9.  Return of Company Property. Subject to the provisions contained in the following paragraph, you agree to fulfill your obligation to return to the Company on the Separation Date all Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to, Company files, notes, correspondence, memoranda, notebooks, drawings, records, reports, lists, compilations of data, proposals, agreements, drafts, minutes, studies, plans, forecasts, purchase orders, business cards and stationery, financial and operational information, technical and training information, research and development information, customer information and contact lists, sales and marketing information, personnel information, vendor information, promotional literature and instructions, product and manufacturing information, computer-recorded information, electronic information (including e-mail and correspondence), other tangible property and equipment (including, but not limited to, computer equipment, facsimile machines, and cellular telephones), credit cards, entry cards, identification badges and keys; and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). You agree that you will immediately make a diligent search to locate any such documents, property and information. In addition, if you have used any personal computer, server, or e-mail system to receive, store, prepare or transmit any Company confidential or proprietary data, materials or information, you agree to immediately provide the Company with a computer-useable copy of all such information; and you agree to provide the Company access to your system as reasonably requested to verify that the necessary copying is completed. Your timely return of all such Company documents and other property is a precondition to your receipt of the Severance Amount and other benefits provided under this Agreement.

10.  Computer; Monitor; Cell Phone; Email and Voicemail Access. Notwithstanding the preceding paragraph, the Company will allow you to keep your Company-issued computer, monitor and cell phone. Before releasing the computer to you, the Company will replace the hard drive on the computer with a hard drive that does not contain any Company information or data. The Company will also permit you to have access to your Company email account and voicemail box for a one month period following the Separation Date.

11.  Proprietary Information Obligations. You acknowledge your continuing obligations under your Proprietary Information and Inventions Agreement (the “Proprietary Information Agreement”), a copy of which is attached hereto as Exhibit A.

12.  Nondisparagement. You agree not to disparage the Company and its officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; and the Company (through its officers and directors) agrees not to disparage you in any manner likely to be harmful to you or your business, business reputation or personal reputation; provided that you and the Company may respond accurately and fully to any inquiry or request for information when required by legal process.

13.  No Voluntary Adverse Action. You agree that you will not voluntarily (except in response to legal compulsion) assist any third party in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other formal proceeding against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees or agents.

14.  Cooperation. Unless your legal counsel advises you otherwise, you agree to take reasonable efforts to cooperate with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters, arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation may include, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful, and accurate information in witness interviews and deposition and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding forgone wages or other compensation) and will make reasonable efforts to accommodate your scheduling needs. In addition, you agree to execute all documents (if any) necessary to carry out the terms of this Agreement.

15.  No Admissions. Nothing contained in this Agreement shall be construed as an admission by you or the Company of any liability, obligation, wrongdoing or violation of law.

16.  Release of Claims. In exchange for the consideration under this Agreement to which you would not otherwise be entitled, including but not limited to the Severance Amount and payment of health insurance continuation premiums, you hereby generally and completely release, acquit and forever discharge the Company and its parent or subsidiary entities, successors, predecessors and affiliates, and its and their directors, officers, employees, shareholders, agents, attorneys, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise from or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (b) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance payments, fringe benefits, stock, stock options, or any other ownership or equity interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including but not limited to claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including but not limited to claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the California Labor Code, and the California Fair Employment and Housing Act. Notwithstanding the foregoing, you are not hereby releasing the Company from any obligation it may otherwise have to indemnify you for your acts within the course and scope of your employment with the Company, pursuant to the articles and bylaws of the Company, any fully executed written agreement with the Company, or applicable law. Further, notwithstanding the foregoing, nothing in this Agreement shall prevent you from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that you acknowledge and agree that you shall not recover any monetary benefits in connection with any such claim, charge or proceeding with regard to any claim released herein. You represent that you have no lawsuits, claims or actions pending in your name, or on behalf of any other person or entity, against the Company or any other person or entity subject to the release granted in this paragraph. In addition, you covenant not to sue, initiate, or continue any legal or administrative proceeding with regard to any or all claims you have released herein.

17.  ADEA Waiver. You hereby acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA and that the consideration given for the waiver and release in the preceding paragraph is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your waiver and release do not apply to any rights or claims that may arise after you sign this Agreement; (b) you should consult with an attorney prior to executing this Agreement (although you may voluntarily decide not to do so); (c) you have twenty-one (21) days within which to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier); (d) you have seven (7) days following the execution of this Agreement to revoke this Agreement (in a written revocation sent to the Company’s CEO); and (e) this Agreement will not be effective until the eighth day after this Agreement has been signed both by you and by the Company (the “Effective Date”).

18.  Section 1542 Waiver. In giving the releases set forth in this Agreement, which include claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Agreement.

19.  Miscellaneous. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement expressly supersedes your employment offer letter dated April 24, 1998, as amended by letter agreement dated August 29, 2005. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This Agreement shall be deemed to have been entered into, and construed and enforced in accordance with, the laws of the State of California without regard to conflicts of law principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder. This Agreement may be executed in counterparts which shall be deemed to be part of one original, and facsimile signatures will suffice as original signatures.

If this Agreement is acceptable to you, please sign below and return the original to me.

Sincerely,

Chordiant Software, Inc.

By:
Steven R. Springsteel
President and Chief Executive Officer

Understood and Agreed:

Samuel T. Spadafora

Date: ___________________

Exhibit A

Proprietary Information and Inventions Agreement